Exhibit 23.2
Consent of Ernst & Young audit, Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement on Form S-3 (No.’s. No.’s 333-128990, 333-114793, 333-109641 and 333-76544) of IDM Pharma, Inc. and in the related Prospectus and in the Registration Statement on Form S-8 (No.’s 333-128178, 333-117116, 333-107416, 333-87266, 333-64238, 333-63950, 333-44852, 333-87759, 333-62437, 333-11577, 333-96302, 333-81236, 333-44336) pertaining to the 1989 Stock Plan, 1994 Non-Employee Directors’ Stock Option Plan, As Amended, 1997 Stock Option Plan, 2000 Stock Plan, As Amended, 2001 Employee Stock Purchase Plan, As Amended, Employee Stock Purchase Plan For Employees Of IDM S.A. and the IDM Pharma, Inc. Option Liquidity Agreements of IDM Pharma, Inc., of our report dated March 7, 2005 with respect to the consolidated financial statements of Immuno-Design Molecules, S.A. for the year ended December 31, 2004 included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ JEAN-YVES JEGOUREL

ERNST & YOUNG Audit represented by
Jean-Yves Jégourel, Partner

Paris, France
March 27, 2006